                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

No. WC-1 Warrants to Purchase 450,000 shares of Series C Preferred Stock (subject to adjustment)

                  WARRANT TO PURCHASE SERIES C PREFERRED STOCK

                                       OF

                               ACTIVETOUCH, INC.

                              VOID APRIL 30, 2000

     This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, 1. T-TELEMATIK VENTURE BETEILIGUNGSGESELLSCHAFT MBH, or its registered assigns (the "Holder"), is entitled, subject to the terms and conditions set forth herein, to purchase from ActiveTouch, Inc., a California corporation, (the "Company"), 450,000 shares of the Company's Series C
Preferred Stock (the "Series C Preferred Stock") at an exercise price as provided for in Section 2. The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     This Warrant is issued pursuant to that certain Series C Preferred Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"), by and among the Company and the Holder. This is one of the "Warrants" referred to in the Purchase Agreement and the Holder is subject to certain obligations set forth in the Purchase Agreement.

     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall vest and become exercisable, in whole only, during the term (the "Exercise Period") commencing on the earlier of: (a) the date on which the Company enters into revenue sharing agreements with Deutsche Telekom AG ("D.T.") which the Company determines will assure the Company of receiving in the aggregate at least $3,000,000 in revenues in the one year period following the earliest effective date of such revenue sharing agreements (collectively the "D. Telekom Agreement") and (b) the closing of a firmly underwritten public offering pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with a public offering price of at least $10.00 per share and with gross proceeds to the company of $20,000,000 or more (the "IPO"). The Exercise Period will end and the Warrant will expire at 5:00 p.m., Pacific standard time, on April 30, 2000, regardless of whether the Warrant has vested by such time.

     2. Number of Shares, Exercise Price. The Warrant shall be exercisable for 450,000 shares of Series C Preferred Stock at an exercise price per share of $0.01.

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
     3.  Exercise of Warrant.

     (a) Cash Exercise. This Warrant may be exercised in whole by the Holder during the Exercise Period by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, including a copy of the D. Telekom Agreement (unless this Warrant is being exercised in connection with the IPO), at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by (i) cash, (ii) wire transfer of immediately available funds to a bank account specified by the Company, (iii) certified or bank cashier's check, or (iv) a combination of any of the above, of the Exercise Price for the number of shares of Series C Preferred Stock specified in the Exercise Form in lawful money of the United States of America.

     (b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to
Section 3(a) hereof, this Warrant may be exercised in whole by the Holder by the surrender of this Warrant to the Company, with a duly executed Notice of Exercise marked to reflect Net Issue Exercise, during normal business hours on any business day during the Exercise Period. Upon such exercise, the Company shall issue to Holder a number of Shares of Series C Preferred Stock, computed as of the date of surrender of this Warrant to the Company using the following formula:

                              X  =  Y(A-B)
                                    ------
                                      A

Where X =  the number of shares of Series C Preferred Stock to be issued to
           Holder under this Section 3(b);

           Where Y = the number of share of Series C Preferred Stock otherwise purchasable under this Warrant;

           Where A = the fair market value of one share of the Company's Series C Preferred Stock at the date of such calculation;

           Where B =  the Exercise Price.

     (c) Fair Market Value. For purposes of Section 3(b) hereof, if there exists a public market for the Company's Common Stock at the time of such exercise, the fair market value of one share of Series C Preferred Stock shall mean, as of any such exercise date:

          (i) the fair market value of (x) the shares of Common Stock into which such share of Series C Preferred Stock is convertible as of such date, or (y) one (1) share of the Company's Common Stock, as the case may be, as determined from the last closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

          (ii) the fair market value of (x) the shares of Common Stock into which such share of Series C Preferred Stock is convertible as of such date, or (y) one (1) share of

      Common Stock, as the case may be, as determined from the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, "Nasdaq") if the Company's Common Stock is not listed or traded on any such exchange, or

            (iii) the fair market value of (x) the shares of Common Stock into which such share of Series C Preferred Stock is convertible as of such date, or (y) one (1) share of Common Stock, as the case may be, as determined from the average of the bid and asked price per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. (the "pink sheets") if the Company's Common Stock is not listed or traded on any exchange or Nasdaq, or

            (iv) if there is no such public market for the Company's Common Stock or if such quotations are not available, the fair market value per share of the Company's Series C Preferred Stock or Common Stock on the date such notice was received by the Company as reasonably determined in good faith by the Board of Directors of the Company.

      (d) Delivery of Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Series C Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person of persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

      (e) Adjustment. In the event the Company (i) splits, subdivides, or combines the Series C Preferred Stock into a different number of securities of the same class, (ii) redeems or converts its Series C Preferred Stock into shares of the Company's Common Stock, (iii) pays a dividend on the Series C Preferred Stock in securities or property other than cash, (iv) reclassifies the Series C Preferred Stock into the same or a different number of securities (each, an "Adjustment Event"), then the Exercise Price shall be appropriately adjusted and this Warrant shall represent the right to acquire such number and the kind of securities that would have been issued had the Holder exercised this Warrant immediately prior to such an Adjustment Event.

      (f) Registration Rights. Upon exercise of this Warrant, the Holder shall have registration rights under that certain Amended and Restated Registration Rights Agreement, of even date herewith, by and among the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby (the "Investors' Rights Agreement").

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.


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     5.   Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. Rights as Shareholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Series C Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7.   Transfer of Warrant.

     (a) Warrant Register. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) hereof, issuing the Series C Preferred Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement as the case may be, shall be made at the office of such agent.

     (c) Transferability and Nonnegotiability of Warrant. This Warrant is nontransferable except to Affiliates of the Holder. For purposes of this section 7(c) "Affiliate" shall have the same meaning as provided for in the Investors' Rights Agreement. With respect to any offer, sale or other disposition of this Warrant to an Affiliate, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company's ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within ten (10) business days after receiving notice of the transfer, the Holder may effect such transfer. Such transfer shall not be valid until the transferee executes an agreement in form and substance satisfactory to the

Company to be bound by the provisions of this Warrant and the Investors Rights Agreement. Each Warrant thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this
Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     (e)  Compliance with Securities Laws.

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Series C Preferred Stock to be issued upon exercise hereof and the Common Stock to be issued upon conversion thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Series C Preferred Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Series C Preferred Stock (or Common Stock issuable upon conversion thereof) so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

          (ii) This Warrant and all certificates representing the Series C Preferred Stock issued upon exercise hereof (or Common Stock issuable upon conversation thereof) (the "Securities") shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

          (iii) The Company agrees to remove promptly, upon the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 7(e)(ii) hereof from the documents/certificates for such securities upon full compliance with this Agreement and Rules 144 and 145.

     8.   Notices.

     (a)  In case:

          (i) the Company shall take a record of the holders of its Preferred Stock or Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation;

          (iii) of any voluntary dissolution, liquidation or winding-up of the Company;

          (iv)  of an Adjustment Event as provided for in Section 3(c);

          (v) of any redemption or conversion of all outstanding Series C Preferred Stock; or

          (vi) of the filing of the Company's first registration statement with the U.S. Securities and Exchange Commission (the "SEC");

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock or Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Preferred Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, (C) the date on which the Adjustment Event took place and a detailed description of its effect on the terms of this Warrant or (D) the anticipated date on which the Company expects its first registration statement with the SEC to become effective. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

     (b) Any notice required or permitted hereunder shall be delivered in person or sent by telecopier or air courier fees prepaid in all cases; to the address for such party shown on the signature pages hereto, or to such other address as has been specified by prior written notice to the sending party. Notice shall be effective upon delivery if it is hand-delivered; upon receipt if it is transmitted by telecopier or air courier.

     9. Amendments. Any provision of this Warrant may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), upon the written consent of the Company and Holder.

     10. Representations and Covenants of Holder. This Warrant has been entered into by the Company in reliance upon the representations and covenants of the Holder which the Holder makes by execution of the Purchase Agreement.

     11.  Miscellaneous.

     (a) This Warrant shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

     (b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

     (c) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, this expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

     12. Headings; References. All headings used herein are used for convenience only and shall not be used to continue or interpret this Warrant. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

      13. Counterparts. This Warrant may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, ActiveTouch, Inc. and the Holder have caused this Warrant to be executed by their officers thereunto duly authorized.

      Dated: June __, 1999.


                                 ACTIVETOUCH, INC.


                                 By /s/ Subrah Iyar
                                   ------------------------------------------
                                             Subrah Iyar
                                      Chief Executive Officer


                                 Address: 5225 Betsy Ross Drive
                                          Santa Clara CA 95054
                                          Attn: Subrah Iyar
                                          Fax: (408) 980-5280


                                 1. T-TELEMATIK VENTURE
                                 BETEILIGUNGSGESELLSCHAFT MBH


                                 By /s/ Dr. Thomas W. Kohr
                                   ------------------------------------------

                                 Name Dr. Thomas W. Kohr
                                     ----------------------------------------

                                 Title Geschattsfuhrer
                                      ---------------------------------------

                                 Address: T-Telematik Beteiligungsgesellschaft
                                          mbH
                                          Godesberger Allee 73
                                          53175 Bonn
                                          Germany
                                          Attn: Dr. Thomas Kuehr
                                          Fax: 011-49-228-30848-19



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
                               NOTICE OF EXERCISE

To: ACTIVETOUCH, INC.

     (1) The undersigned hereby elects to purchase 450,000 shares of Series C Preferred Stock of ACTIVETOUCH, INC., pursuant to the terms of the attached Warrant and [ ] tenders herewith payment of the purchase price for such shares in full along with a copy of the D. Telekom Agreement (as defined this Warrant) or [ ] elects the Net Issue Exercise Option.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Series C Preferred Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Series C Preferred Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Series C Preferred Stock in the name of the undersigned Holder.

     Dated: ________________.

                                        HOLDER

                                        ______________________________

                                        By ___________________________

                                        Name _________________________

                                        Title ________________________

                                ASSIGNMENT FORM

        FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant and does hereby irrevocably constitute and appoint Attorney ____________________________ to make such transfer on the books of ACTIVETOUCH, INC., maintained for the purpose, with full power of substitution in the premises.

        The Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale and that such shares of stock are subject to the terms and conditions contained in the Investors' Rights Agreement (as defined in this Warrant).

        Dated:
              ---------------

                                        HOLDER


                                        ---------------------------------------

                                        By
                                          -------------------------------------

                                        Name
                                            -----------------------------------

                                        Title
                                             ----------------------------------


                                        ASSIGNEE


                                        ---------------------------------------


                                        By
                                          -------------------------------------

                                        Name
                                            -----------------------------------

                                        Title
                                             ----------------------------------


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